Exhibit 10.3

AMENDMENT TO EMPLOYMENT AND NONCOMPETITION AGREEMENT

This Amendment to the Employment and Noncompetition Agreement (this “Amendment”), effective as of May 6, 2018, is made by and between Gramercy Property Trust (f/k/a Chambers Street Properties), a Maryland real estate investment trust (the “Employer”), as successor to Gramercy Property Trust, Inc. (f/k/a Gramercy Capital Corp.), a Maryland corporation (the “Original Employer”), and Nicholas Pell (“Executive”).

WHEREAS, the Original Employer and the Executive entered into that certain Employment and Noncompetition Agreement, dated as of June 12, 2012 (the “Original Employment Agreement”);

WHEREAS, in connection with the merger of the Original Employer with and into a wholly owned subsidiary of the Employer on December 17, 2015 and subsequent transactions, the Original Employment Agreement was amended by that certain letter agreement dated July 1, 2015, and the obligations of the Original Employer thereunder were assumed by the Employer and subsequent thereto the Original Employment Agreement was amended on June 23, 2017 (the Original Employment Agreement, as so amended and assumed, being referred to herein as the “Employment Agreement”);

WHEREAS, the Employment Period (as defined in the Employment Agreement) is scheduled to expire on June 30, 2018 and the parties hereto desire to extend the Employment Period for an additional one-year term to expire on June 30, 2019.

WHEREAS, pursuant to Section 12 of the Employment Agreement, the Employer and Executive desire to amend certain terms of the Employment Agreement as set forth in this Amendment; and

WHEREAS, unless the context requires otherwise, capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Employer and Executive agree as follows:

1.                                      The Employment Period is hereby extended for an additional one-year term following the end of its currently scheduled expiration and, as a result, will continue until June 30, 2019.

2.                                      Section 6(b)(ii)(A) is hereby amended and restated to read as follows: “a material change, or, if a Change-in-Control has occurred, any change in Executive’s duties, responsibilities, status or positions with the Employer caused by the Employer that does not represent a promotion from or maintaining of Executive’s duties, responsibilities, status or positions (which change shall occur if the Employer ceases to be a standalone public company), except in connection with the termination of Executive’s employment for Cause, disability, retirement or death”.

3.                                      Except as expressly amended hereby, the Employment Agreement continues in full force and effect in accordance with its terms and the terms thereof shall govern this Amendment to the same extent as if fully set forth herein.

4.                                      This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

5.                                      This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

EMPLOYER:

GRAMERCY PROPERTY TRUST

By:	/s/ Edward J. Matey
	Name:	Edward J. Matey
	Title:	Executive Vice President, Secretary and
General Counsel

EXECUTIVE:

/s/ Nicholas Pell
Nicholas Pell

 [Signature Page to Pell Amendment to Employment and Noncompetition Agreement]